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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 17, 2009
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

One Market, Spear Tower Suite 2400 San Francisco, California 94105 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

Energy Efficiency Programs and Incentive Ratemaking

On November 17, 2009, the administrative law judge presiding over the California Public Utilities Commission’s (CPUC) energy efficiency incentive ratemaking proceeding released a proposed decision (PD) that, if adopted by the CPUC, would award Pacific Gas and Electric Company (Utility) incentive earnings of $14.7 million based on the Utility’s achievement of energy efficiency savings during the 2006-2008 energy efficiency program period.  The PD recommends that an additional $30.3 million be held back and subject to verification in the final true-up process to be completed in 2010.  In addition, on November 17, 2009, a CPUC Commissioner released an alternate proposed decision (APD) that recommends that the Utility be awarded $33.4 million and that an additional $40.3 million be held back and subject to verification in the final true-up process to be completed in 2010.

The CPUC previously awarded the Utility $41.5 million in December 2008 based on the Utility’s first interim claim for energy efficiency program performance in 2006-2007.

Both the PD and the APD (1) rely upon data presented in the CPUC’s Energy Division’s second interim verification report issued on October 15, 2009, (2) decline to adopt the proposed settlement submitted by the Utility and other parties in May 2009, and (3) recommend a schedule for the 2010 true-up process that contemplates the release of a proposed decision by July 15, 2010 and a final decision by mid-September 2010.

Under the applicable rules, the CPUC must wait at least 30 days, i.e., until December 17, 2009 when the CPUC is scheduled to hold  its last meeting in 2009, before it can approve a final decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated, November 18, 2009	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: November 18, 2009	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary